Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is made as of September 14, 2020, by and between ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and FORMA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of May 20, 2011, as amended by (i) that certain First Amendment to Lease dated as of July 22, 2011, (ii) that certain Second Amendment to Lease dated as of January 3, 2012, (iii) that certain Third Amendment to Lease dated as of May 24, 2012, (iv) that certain Fourth Amendment to Lease dated as of July 16, 2014, and (v) that certain Fifth Amendment to Lease dated as of September 20, 2017 (as amended, the "Lease"), wherein Landlord leases to Tenant certain premises containing approximately 45,000 rentable square feet (the "Premises") within the building located at 500 Arsenal Street, Watertown, Massachusetts, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.The Term of the Lease is scheduled to expire on January 31, 2024.

C.Of even date herewith, Landlord’s affiliate, ARE-MA Region No. 75, LLC (“New Landlord”) and Tenant have entered into that certain Lease Agreement (the “New Lease”), wherein Landlord leases to Tenant certain premises within the building located at 300 North Beacon Street (also known as Building 39), Watertown, Massachusetts, as more particularly described in the New Lease.

D.Landlord and Tenant now desire to amend the Lease to coordinate the scheduled expiration date of the Term of the Lease with the Commencement Date under the New Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extended Expiration Date.  The Extended Expiration Date of the Lease is hereby amended to be the date that is 30 calendar days following the Commencement Date under the New Lease (without any right or option to extend); provided that if, for whatever reason, the New Lease is terminated prior to the occurrence of the Commencement Date thereunder, then the Extended Expiration Date (subject to extension in accordance with the requirements set forth in Section 39 of the Lease) shall be the Extended Expiration Date as set forth in the Lease immediately prior to execution of this Sixth Amendment (i.e., January 31, 2024).  From and after the Commencement Date under the New Lease, all Base Rent and Additional Rent under Section 3(b)(i) of the Lease shall be fully-abated; provided, however, Tenant shall remain obligated for the payment of all Utilities consumed in the Premises as reasonably determined by Landlord (including, without limitation, Utilities included in Operating Expenses).

2.Surrender and Yield Up Obligations Unchanged.  For the avoidance of doubt, and notwithstanding anything herein to the contrary, all of Tenant’s surrender and yield up obligations in connection with the end of the Term, including, without limitation, such obligations set forth in Section 12, Section 28, and Section 30(f) of the Lease, shall remain in full force and effect.

3.Authority.  Landlord represents and warrants to Tenant that it has the right, power and authority to execute and deliver this Sixth Amendment and to perform its obligations hereunder, and this Sixth Amendment is a valid and binding obligation of Landlord enforceable against Landlord in accordance with the terms hereof.  Tenant represents and warrants to Landlord that it has the right, power and authority to execute and deliver this Sixth Amendment and to perform its obligations hereunder, and this Sixth

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Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof.  Tenant acknowledges and agrees that Landlord is in full compliance with the terms of the Lease and no event exists or has occurred that constitutes or could ripen into a Landlord default under the Lease.

4.OFAC.  Tenant is currently (i) in compliance with, and shall at all times during the Term remain in compliance with, the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "OFAC Rules"), (ii) not listed on, and shall not during the Term be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.Brokerage.  Landlord and Tenant each hereby represents and warrants that it has not dealt with any brokers in connection with the transaction contemplated by this Sixth Amendment (as opposed to the transaction contemplated by the New Lease).  Landlord and Tenant hereby agree to defend, indemnify and hold harmless the other, and its successors and assigns, against and from all claims, losses, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising out of any claim for a commission or other form of compensation by any broker, consultant, finder or like agent, by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment.

6.Conflict/Ratification; Amendment.  Except as amended herein, the Lease shall remain in full force and effect and the parties hereto ratify and reconfirm the Lease.  In the event of any conflict between this Sixth Amendment and the Lease, the provisions of this Sixth Amendment shall control.  No amendment or modification of this Sixth Amendment, and no further amendment or modification of the Lease (except as explicitly contemplated in Section 1 hereof), will be effective unless it is in writing and signed by Landlord and Tenant.

7.Governing Law.  This Sixth Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

8.Counterparts.  This Sixth Amendment may be executed in as many counterparts as the parties hereto may deem necessary or convenient, and each such counterpart shall be deemed an original but all of which, together, shall constitute but one and the same document.  Counterparts may be delivered via electronic mail (including PDF or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

9.Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Sixth Amendment under seal as of the day and year first above written.

LANDLORD:

ARE-500 ARSENAL STREET, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Kristen Childs
Name:	Kristen Childs
Title:	Vice President, RE Legal Affairs

TENANT:

FORMA THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Jeannette Potts
Name:	Jeannette Potts
Title:	General Counsel and Corp. Secretary

[Signature Page to Sixth Amendment to Lease]

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